EXHIBIT 3.6

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 10/04/2001
                                                      991125119 - 2681115

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    AMAC Inc.

         AMAC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

                  RESOLVED  that  the  Certificate  of   Incorporation   of  the
         Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                           "FIRST.  The  name of the  corporation  is Auto  Data
Network, Inc."

         SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF. said corporation has caused this Certificate to be signed, this 2nd day of October A.D. 2001.


                                         Signature     /S/ RICHARD SMITH
                                                    ----------------------------
                                                           Richard Smith
                                                           President